EXHIBIT 10.25

Conditional sale contract Nr. CM-107-03

10 th of November 2003

Company “TF GROUP LLC”, represented by Manager Kudreasova Victoria, hereinafter referred to as “the Seller” on the side,

And

Company “ASCONI” SRL, represented by General Director Mr. Jitaru Constantin, hereinafter referred to as “the Buyer”, on the other side, have entered into this Contract as follows:

1. Subject of the contract

1.1. The Seller shall supply to the Buyer grape wine tanks, hereinafter named “the Goods”, described in the appendix No 1 to the present Contract, on conditions Ex-Works Italy, according to the specification under the price and quantity, given in the appendix No 1 to the present Contract.

1.2. The Buyer is obliged to receive the equipment, to make payments according to the conditions described in the present Contract and to provide installation of the units by himself. Will provide all consumables and will prepare the equipment ready for commissioning.

1.3. The Seller shall provide start-up, training of the stuff and commissioning of the equipment, according to the conditions of the present Contract.

2. Price and total amount

2.1. The price for the Goods described in the appendix No 1, which must be delivered to the Buyer, is indicated in EURO. The total amount of the Goods according to the appendix No 1 is: 393.200,oo EURO (Three hundred ninety three thousand two hundred Euro).

3. Delivery time

3.1. The Seller will prepare the Goods for the shipment within 30 March 2003 in case of payment receiving, according to the present contract, along with requested samples and technical data.

3.2. In case of delay of the payments agreed in the present contract, delivery time will be rescheduled.

4. Packing and marking

4.1. Packing must correspond to the international rules (installed on the pallet and wrapped by PVC film) and ensure protection of the Goods while transportation.

5. Shipping documentation

5.1. The Seller will supply the Goods along with the

following documentation: CMR, packing list, invoice, and certificate of the quality with certificate of the origin or SGS (by the request).

5.2. The Seller will inform the Buyer about the shipping after the loading. The information will include: number of the contract, date of the loading, weight, CMR number, the price of the Goods.

6. Insurance

6.1. Insurance according to the “Incoterms 2000” rules for the shipment on Ex-Works conditions.

7. Terms of payment, the procedure of payments.

7.1. The payment according to this contract will be arranged in Euro, by bank transfer as follow:

—	58 980,oo EURO down payment with order in 2003

—	58 980,oo EURO payment within end of February 2004

—	39 320,oo EURO within end of March 2004

—	39 320,oo EURO within end of April 2004

—	39 320,oo EURO within end of May 2004

—	39 320,oo EURO within end of June 2004

—	39 320,oo EURO within end of July 2004

—	39 320,oo EURO within end of August 2004

—	39 320,oo EURO within end of September 2004

7.2. The payment must be done on the following account in the Seller’s bank:

PAREX BANK

SWIFT: PARXLV22

Account: 2498350014

Correspondent bank:

DEUTSCE BANK, FRANKFURT

SWIFT: DEUTDEFF

CORR/ACC N: 9473380 10

7.3. Payments arranged as down payment, according to the present Contract, will only cover cost for design, engineering and arrangement of the Goods supplying, and in no one case and for no one title can be refunded or be requested for partial or total reimbursement.

7.4. Any delay in payment terms, gives right to the seller to suspend the supply, and in case that delay is over three month, to cancel the contract, to hold the payments received and eventually to claim for extra cost involved. In case the Goods were already supplied and the payment delay is extended over two months from expiring date, the seller has the right to take back immediately the supplied Goods (object of this contract). The decision of Seller to confiscate the Goods becomes executive without any further formality according to Moldavian law. The buyer is engaged to allow and to make easy to dismount the equipment and to load it on the seller’s truck. Cost to dismount the equipment and to load it on the truck must be on buyer’s behalf.

7.5. Until when the last payment is not arrived to the Seller’s bank, the Goods supplied under this contract remains the seller’s property. The buyer will inform the Seller the place where the Goods will be located, and can change the location only against written authorization from the seller.

8. Limitation of liability

8.1. Except as expressly stated in this contract, the Seller shall not be in any way liable or responsible for any and all losses, costs, claims, expenses, lost of profits and liabilities suffered or occurred by the Buyer during use of equipment, object of this contract. Seller is in any case engaged to supply spare parts under guarantee as well as out of the same within reasonable time (3 working days, ex-works shipment for normal parts—10 working days for unique parts).

9. Guarantee

9.1. The Seller guarantees that the Goods to be delivered are of the higher technical level and European standard quality, in conformity with the actual rules.

9.2. Guarantee for 12 month from commissioning at customer factory or 18 month from delivery time. This guaranty cover all pieces resulting damaged since the origin. Normal wearing parts as well as electric and electronic components is not covered by this guaranty. These electric/electronic components are covered by guaranty released by the maker, which are international and well reputable companies.

9.3. The seller is allowed to arrange time by time inspection of the line, in order to verify state of the equipment and grade of maintenance.

9.4. In case of improper uses or bad maintenance, the seller is authorized to provide correct maintenance by himself and to debit relative costs to the buyer.

10. Force major circumstances

10.1. The Parties are free from responsibility in case of Force- Major Circumstances. These are evens that do not depend on the will of parties and hadn’t been prevented by the means of parties: fire, flood, earthquake, other natural disasters, epidemics, mass disorders military conflicts, embargo, blockade war, etc; as we’ll as decisions of the authorities and governmental institutions that create obstacles for execution of parties obligations according to the present Agreement. In case of force-major circumstances long duration, parties have the right to abolish the present Agreement by informing the other party in term of 10 days.

10.2. The Buyer must be able to pay all taxes or/and payments, according td present contract.

11. Arbitration, entire agreement

11.1. Any dispute and controversy that result or relate to the present Contract must Q resolved through negotiations of the Parties.

11.2. In case the Parties, don’t achieve the mutual agreement, all dispute, controversy or claim shall be brought into consideration at the intentional arbitration Court of Mantova (Italy)

11.3. The present Contract is considered to be complete and final for both Parties: ?? conditions, agreements or arrangements modifying or changing terms and conditions of the present Contract shall be valid unless made in writing and duly signed by both Parties.

12. Other terms and conditions

12.1. The present Contract is made in two duplicates, in English and Russian, one for each party.

12.2. Description of tile supply: as per annex No l to the present contract, written in Russian language.

12.3. After the present Contract has been signed, all previous negotiations related to the Contract or its subject matter, correspondence, previous agreements and protocols of intents pertaining hereto shall be considered null and void.

13. Legal addresses of the parties.

The Seller:

“TF GROUP LLC”

942 Windemere Drive

NW SALEM, OR 97304-2722

The Buyer:

“Asconi” S.R.L.

Judetul Chisinau

S.Puhoi, Republica Moldova

Tel 3732-243081

Annex no.1 to the Contract CM-107-03

A) 20 CYLINDRICAL, VERTICAL, THERMALLY CONDITIONED TANKS ASSEMBLED AT THE PLACE OF INSTALLATION FOR FERMENTING OF WHITE WINE:

Capacity                 : 300 hectoliters;

Dimensions          :    2.850x4.500 mm H, housing, total height—5.400 mm;

Material                : stainless steel AISI 304, cold-rolled, treatment—2B of grade I ;

Welding in the atmosphere of the noble gas Argon by the TIG method in automatic mode;

Thickness             : Bottom—2.5mm; Top—2 mm; Housing—2 mm;

Finishing              : External horizontal welding seams are ground;

External surface is treated by passivation and etching.

TECHNICAL SPECIFICATIONS OF DESIGN:

Top lid of conical form is attached to the body;

Cylindrical body from plates connected by butt welding;

Bottom of conical form is attached to the body;

06 supporting legs are made from stamped sheet of stainless steel;

Cooling system in the body.

ACCESSORIES:

01 top lid,        400 mm, central;

01 double-action drain valve,        50, stainless steel;

01 hatch in the body, 340x460 mm, elliptic form, opened inside on hinges;

01 rod indicator of level with shut-off cock made from stainless steel, view tube from polycarbonate     20 mm;

01 pipe of partial discharge, 1”1/2, Gas M with rotary cock DN 50;

01 pipe of complete discharge in bottom with front outlet 1 1’1/2, Gas M;

02 spherical valves from stainless steel DN 50, with outlet and a clamp;

01 thermometer in the body;

01 connection for thermostatic probe in the body;

02 eye bolts for tank lifting.

COOLING SYSTEM IN THE BODY, consisting of:

01 jacket from profile steel sheet AISI 304, thickness: 1.2 mm; height: 1,250 mm; for circulation of glycol or cooling water;

Outlet and inlet connections 1”1/2 and 1”1/2 Gas M;

Maximal operational pressure: 2 bars;

Exchange surface: 11.2 square meters;

Insulation of jacket: not included.

TOTAL EX-WORKS	EURO	138,000.00

B) 20 CYLINDRICAL, VERTICAL, THERMALLY CONDITIONED TANKS WITH FLAT BOTTOM INLINED TO THE LEGS ASSEMBLED AT THE PLACE OF INSTALLATION FOR THE PROCESS OF MATURING OF RED WINE:

Capacity          : 300 hectoliters;

Dimensions     : 2.500x6.250 mm H, housing, total height—7.400 mm;

Material           : stainless steel AISI 304, cold-rolled, treatment—2B of grade I; with lid from AISI 316/l;

Welding in the atmosphere of the noble gas Argon by the TIG method in automatic mode;

Thickness        : Bottom—3 mm; Top—2 mm; Housing—2.5/2/1.5 mm;

Finishing         : External horizontal welding seams are ground.

External surface is treated by passivation and etching.

TECHNICAL SPECIFICATIONS OF DESIGN:

Top lid of conical form is attached to the body;

Cylindrical body from plates connected by butt welding;

Flat bottom in inclined by 3% to the front part and attached to the body by reinforcing spider;

04 supporting legs are made from stamped sheet of stainless steel;

Cooling system in the body in accordance with description provided below.

ACCESSORIES:

01 top lid, 400 mm;

01 double-action drain valve, DN 50, stainless steel;

01 pipe of complete discharge in the bottom with 2” outlet Gas M;

01 pipe of partial discharge in the body, 2”, Gas M;

02 spherical valves from stainless steel DN 60, with outlet and a clamp;

01 sampling cock in the body from stainless steel;

01 thermometer in the body with a scale -10 to +50 with contacting parts from stainless steel;

01 connection of probe holder in the body;

02 eye bolts for lifting.

COOLING SYSTEM IN THE BODY, consisting of:

01 jacket from profile steel sheet AISI 304, thickness: 1.2 mm; height: 1,250 mm; for circulation of glycol or cooling water;

Outlet and inlet connections 1”1/4 and 1”1/4 Gas M;

Maximal operational pressure: 2 bars;

Exchange surface: 9.8 square meters;

Insulation of jacket: not included.

BLOCK FOR PULP REMOVAL, consisting of:

01 double blade from the plate of stainless steel mounted on a rod by means of plain bearings on heads with Teflon plate;

Rotation is provided by gear-motor with high step-down ratio; motor 5.5 h.p., 380 Volt;

Evacuation door for pulp mounted on the bottom level and opened by hydraulic piston actuated by manual control console with dimensions: 340x440 mm. Door is opened outside, mounted on hinges and provided with a handwheel for hermetic closing.

ELECTRIC CONTROL BOARD, consisting of:

Stainless steel cabinet;

Common switch;

Remote switch of gear-motor;

Button for repeat switching of thermomagnet;

Start button for gear-motor;

Transformer for auxiliary circuits;

Indicator;

Console is implemented in accordance with normatives: CE 89/392/CEE (directive on machines), 89/336/CEE (electromagnetic compatibility directive), 73/23/CEE (low voltage directive) with their subsequent amendments.

C1) RECIRCULATION PUMP

Pump is made from stainless steel and attached to the tank.

Motor: power—2 h.p., 750 rotations per minute. Rotor is made from rubber. Capacity: 250/300 l/min.

Control is provided by timer installed on the electric board from stainless steel.

Fixtures with clamps 60 completed with additional spherical valve are installed on the recirculation pipe. Double TEE outlet before and after the pump, DN 60. Is attached on electric board of pump control.

TOTAL EX-WORKS	EURO	262,000.00

A) 32 CYLINDRICAL, VERTICAL, THERMALLY CONDITIONED TANKS WITH FLAT BOTTOM INCLINED TO LEGS ASSEMBLED AT THE PLACE OF INSTALLATION FOR WINE STORAGE:

Capacity             :300 hectoliters

Dimensions                 :2.850x4.500 mm H, housing, total height—5.400 mm;

Material                       :stainless steel AISI 304, cold-rolled, treatment—2B of grade I;

Welding in the atmosphere of the noble gas Argon by the TIG method in automatic mode;

Thickness                     : Bottom—2.5mm; Top—2 mm; Housing—2 mm;

Finishing                      : External horizontal welding seams are ground.

External surface is treated by passivation and etching.

TECHNICAL SPECIFICATIONS OF DESIGN:

Top lid of conical form is attached to the body.

Cylindrical body from plates connected by butt welding.

Flat bottom inclined by 3% to the front part is attached to the body by reinforcing spider.

04 supporting legs are made from stamped sheet of stainless steel.

COOLING system in the body.

ACCESSORIES:

01 top lid,        400 mm, central;

01 double-action drain valve,        50, stainless steel;

01 hatch in the body, 340x460 mm, elliptic form, opened inside on hinges;

01 rod indicator of level with shut-off cock made from stainless steel, view tube from polycarbonate        20 mm;

01 pipe of partial discharge, 1”1/2, Gas M with rotary valve DN 50;

01 pipe of complete discharge in bottom with front outlet 1 1”1/2, Gas M;

02 spherical valves from stainless steel DN 50, with outlet and a clamp;

01 thermometer in the body;

01 connection for thermostatic probe in the body;

02 eye bolts for tank lifting.

Evacuation door for pulp mounted on the bottom level and opened by hydraulic piston actuated by manual control console. Door has form of rectangular hatch of dimensions 340x440 mm, which is opened outside, mounted on hinges and provided with a handwheel for hermetic closing.

COOLING SYSTEM IN THE BODY, consisting of:

01 jacket from steel sheet AISI 304, thick: 1.2 mm; ht: 1,250 mm; for circulation of glycol or cooling water;

Outlet and inlet connections 1”1/2 and 1”1/2 Gas M;

Maximal operational pressure: 2 bars;

Exchange surface: 11.2 square meters;

Insulation of jacket: not included.

TOTAL EX-WORKS	EURO	243,000.00

TOTAL AMOUNT OF DELIVERY (EX-WORKS)	EURO	643,200.00
TOTAL EX-WORKS	EURO	393,000.00

THE SELLER /s/ K. Victoria Kudreasova Victoria Authorized Signature Manager “TF GROUP LLC” 942 Windemere Drive NW SALEM, OR 97304-2722	THE BUYER /s/ C. Jitaru C. Jitaru Authorized Signature GeneralDirector “Asconi” S.R.L. Judetul Chisinau S.Puhoi, Republica Moldova